EXHIBIT 99.1

Synthesis Energy Systems, Inc. Announces Successful Closing of 270 Million Metric Ton Pentland Coal Resource Acquisition by its Affiliate, Australian Future Energy

HOUSTON, Aug. 21, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in the clean and efficient production of low-cost synthesis gas for high value energy and chemical products, today announced that its Australian platform company, Australian Future Energy Pty Ltd (AFE), has successfully closed the acquisition of the 270MM metric ton (MT) JORC compliant thermal coal resource, near Pentland, Queensland. The acquisition was completed on August 18, 2017, through AFE’s wholly owned subsidiary, Great Northern Energy Pty Ltd (GNE). SES is a 40% owner of AFE.

This coal resource is AFE’s second successful foray into securing long-term coal supply for its projects, following the successful formation and spin-off of Batchfire Resources, which acquired the Queensland-based Callide Mine operations in 2016. AFE’s business plan is to secure access to low-cost coal, coal waste and biomass resources, required to produce the energy and chemical products for its clean energy projects under development.

SES Gasification Technology (SGT) affords AFE the capability to utilize low-cost, unmarketable coals generated in the coal mining process, together with biomass, to build projects that are both environmentally responsible and economically advantaged over utilizing expensive natural gas.

“Together with SES we intend to be an industry leader in delivering clean, low-cost energy.  The acquisition of the coal resource at Pentland is an important step in our comprehensive plan to develop, finance and construct economically attractive projects that uniquely meet the needs of Australia on all fronts, by providing a lower cost alternative to natural gas, creating numerous attractive job opportunities, and demonstrating leading environmental responsibility,” said AFE Executive Director, Edek Choros.

Mr. Choros further added, “AFE is currently in the process of filing for the Queensland government approval of a start-up mine for the Pentland resource. Within the next 24 months we intend to start export coal sales and later utilize coal waste, together with renewable biomass, for an SGT energy project in the Townsville area.”

SES President and CEO, Ms. DeLome Fair, commented: “AFE is pursuing its strategy of connecting important feedstock resources to its portfolio of project developments underway, which are intended to manufacture a variety of products, such as fertilizers, power, and fuel gas, in a very clean and low carbon manner, while simultaneously delivering positive financial performance. This includes a combination of undertakings to generate near-term earnings, alongside its large-scale clean energy project developments now underway.

“We believe our 40% ownership in the AFE business will benefit from this approach, and we are actively supporting AFE with its developments, and preparing to support the significant expected SGT technology delivery work to come, related to AFE’s first project and the SGT license signed this past May,” added Ms. Fair.

For more information on AFE, please see the Australian Future Energy Overview presentation, at the SES Investor Center at: http://ir.synthesisenergy.com/index.cfm.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

About Australian Future Energy Pty Ltd
Australian Future Energy (AFE), Pty Ltd is a privately owned Australian company founded in 2014 by its primary shareholders, coal industry veteran Edek Choros and Synthesis Energy Systems, Inc. AFE was established to secure an ownership position in local resources, such as coal and biomass, for production of agricultural chemicals and energy using SES gasification technology that will reduce carbon dioxide emissions, and support Australian industry and regional growth.

As part of the formation of AFE, SES and AFE entered into a Master Technology Agreement whereby SES will share a portion of its earned license fee with AFE, and AFE will exclusively use SES technology, while SES will exclusively use AFE as its channel to the Australian market. Since formation, AFE successfully created Batchfire Resources, Pty Ltd in Australia, which completed the acquisition of the large 1 billion MT Callide operating coal mine in Queensland. AFE has also recently acquired ownership of the mine development lease for a 270 million MT JORC resource near Pentland, QLD. Coal resources, along with local renewable resources, will be used in combination to fuel the AFE projects. AFE continues to actively develop its first projects that will utilize SES’s efficient and low-cost clean syngas production technology.

About GNE and the Pentland Resource

GNE, a wholly owned subsidiary of AFE, was formed to own and manage the MDL361 coal resource near Pentland, QLD. The 270MM MT Pentland JORC resource is located in the northern part of the Galilee Basin, which contains large quantities of Permian thermal coal. The Pentland resource has been well proven through significant bore hole evaluation work, completed initially by Shell Oil Company in the 1970s and several subsequent analyses. The coal quality is that of a JORC compliant thermal coal. The JORC Code is the Australasian Code, overseen by the global Committee for Mineral Reserves International Reporting Standards (CRIRSCO), for reporting results, mineral resources and ore reserves. It is a professional code of practice that sets minimum standards and a mandatory system for public reporting of marketable minerals and other natural resources.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to develop our power business unit and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of the ZZ Joint Venture to retire existing facilities and equipment and build another SGT facility; the ability of Batchfire and AFE management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects, our ability to raise additional capital, if any, our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com